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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-187242 and 333-206135) and on Form S-8 (Nos. 333-141903, 333-152824, 333-173862, 333-181117, 333-187243, 333-194477, 333-202680, 333-206128 and 333-212615) of our report dated April 12, 2016, except for Note 13, as to which date is March 31, 2017, relating to the Madrigal Pharmaceuticals, Inc. (the "Company") financial statements as of December 31, 2015 and for the year then ended, which includes an explanatory paragraph as to the Company's ability to continue as going concern, included in this Form 10-K.

/s/ Friedman LLP
East Hanover, New Jersey
March 31, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM